UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Amendment No. 1)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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AAA CENTURY GROUP USA, INC.

(Name of Registrant As Specified In Its Charter)

Formerly Known As

CROWD SHARES AFTERMARKET, INC.

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AAA CENTURY GROUP USA, INC.

(formerly known as Crowd Shares Aftermarket, Inc.)

3901 Main Street, 605A

Flushing, NY 11354

Telephone: (718) 371-1966

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

We are furnishing this notice and the accompanying information statement to the holders of shares of common stock of AAA Century Group USA, Inc. (formerly known as Crowd Shares Aftermarket, Inc., and before that Vinyl Products, Inc.), a Nevada corporation, for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

The purpose of this information statement is to notify our common stockholders that on September 20, 2016, the holders of 17,690,000 shares of our common stock, representing approximately 78.4% of the outstanding shares of our common stock, executed a written consent in lieu of a special meeting of stockholders, to be effective on [●], 2016 (the “Majority Stockholder Consent”), approving the following matters:

(1)

An amendment to our Articles of Incorporation, changing the name of our company to AAA Century Group USA, Inc.

(2)

An amendment to our Articles of Incorporation, increasing the number of our authorized common shares, $.0001 par value, from 100,000,000 to 500,000,000, and our authorized Preferred Shares, $.0001 par value, from 10,000,000 to 50,000,000; and

(3)

Authorizing the Board of Directors to effectuate a forward split of our 22,564,000 currently issued and outstanding common shares of no less than two-for-one and no more than five-for-one, as and when determined by the Board of Directors.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

BY ORDER OF THE BOARD OF DIRECTORS:

Flushing, NY	/s/ Qingxi Meng
[●], 2016	Qingxi Meng,
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials: This information statement, along with our Annual Report on Form 10-K for the year ended December 31, 2015, and our other filings with the Securities and Exchange Commission (“SEC”), are available at the SEC’s website www.sec.gov. We do not have a website.

AAA CENTURY GROUP USA, INC.

(formerly known as)

CROWD SHARES AFTERMARKET, INC.

INFORMATION STATEMENT

Unless specifically set forth to the contrary, when used in this information statement the terms “Crowd Shares,” “we,” “our,” “us,” and similar terms refers to AAA Century Group USA, Inc., formerly known as Crowd Shares Aftermarket, Inc., (and before that, as Vinyl Products, Inc.) a Nevada corporation.

FORWARD-LOOKING STATEMENTS

This information statement contains “forward-looking statements.” These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, as filed with the Securities and Exchange Commission (the “2015 10-K”).

i

AAA CENTURY GROUP USA, INC.

(formerly known as)

CROWD SHARES AFTERMARKET, INC.

5401 Main Street, 605A

Flushing, NY 11354

Telephone: (718) 371-9166

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

GENERAL INFORMATION

This information statement is being mailed on or about [●], 2016 to the holders of record at the close of business on [●], 2016 (the “Record Date”) of shares of the common stock of AAA Century Group USA, Inc. (formerly known as Crowd Shares Aftermarket, Inc., and before that, Vinyl Products, Inc.), a Nevada corporation, in connection with actions taken by the holders of a majority of our outstanding common stock as follows:

(1)

An amendment to our Articles of Incorporation, changing the name of our company to AAA Century Group USA, Inc.

(2)

An amendment to our Articles of Incorporation, increasing the number of our authorized common shares, $.0001 par value, from 100,000,000 to 500,000,000, and our Preferred Stock, $.0001 par value, from 10,000,000 to 50,000,000; and

(3)

Authorizing the Board of Directors to effectuate a forward split of our 22,564,000 currently issued and outstanding common shares of no less than two-for-one and no more than five-for-one, as and when determined by the Board of Directors.

Our two executive officers and members of our board of directors, who together own approximately 78.4% of our outstanding common stock, which represent our only class of voting securities, have executed the Majority Stockholder Consent approving the actions. The elimination of the need for a meeting of stockholders to approve these actions is made possible by Section 78.320, subsection 2 of the Nevada Revised Statutes, which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our board of directors voted to utilize the written consent of the holders of a majority of our outstanding common stock which is our only class of voting securities.

This information statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to our stockholders of record on the Record Date. The actions approved by the majority stockholders will be effective on [●], 2016 which is 20 days after the mailing of this information statement. This information statement is being mailed on or about [●], 2016 to stockholders of record on the Record Date who did not execute the Majority Stockholder Consent.

The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

AMENDMENT OF OUR CORPORATE NAME

On June 1, 2016, we filed a Form 8-K with the SEC, disclosing that control of our company had changed.  Mr. and Mrs. Brackin sold their 20,000,000 shares to five persons, including Qingxi Meng (9,560,000 shares) and Yingchuan (“Shelley”) Wang (8,000,000 shares) who are now our CEO and CFO/COO, respectively, and our sole directors.  Mr. Meng and Ms. Wang are also the founders of AAA Century Group USA Corp., a newly-formed New York corporation (the “New York Corporation”); and that is the name that they also want to use as our corporate name.  Other than forming the New York corporation with that name, Mr. Meng and Ms. Wang intend that all business to be conducted in our company’s new proposed area of focus—real estate—will be conducted on behalf of our company, and not on behalf of the New York Corporation, which has only minimal assets at this time, and is expected to become a wholly-owned subsidiary of our company.

As a result of the Restated and Amended Articles of Incorporation, the new name of our company is AAA CENTURY GROUP USA, INC.

THE AMENDMENT TO INCREASE AUTHORIZED COMMON AND PREFERRED SHARES

The Majority Stockholder Consent approved an Amended and Restated Articles of Incorporation (the “Authorized Shares Amendment”) which, when effective, will increase the number of authorized shares of our common stock from 100,000,000 to 500,000,000 shares (the “Common Stock Increase”), and the authorized Preferred Shares from 10,000,000 to 50,000,000 (the “Preferred Stock Increase”). At October 31, 2016 we had 22,564,000 shares of our common stock issued and outstanding. The additional common stock to be available as a result of the Common Stock Increase will have rights identical to our currently outstanding common stock. The Common Stock Increase will not change the $.0001 par value of our common stock, and the Preferred stock Increase will not change the $.0001 par value of our preferred stock, none of which are issued and outstanding.  Our stockholders have no preemptive rights to subscribe for additional shares of common stock when issued, which means that current stockholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of our common stock.

Because of management’s intent to effect a forward split of our 22,564,000 issued and outstanding shares by as much as five-for-one (see the third Proposal below), management believes that the increase in authorized shares is required as a matter of law, so that we do not attempt to issue more shares than are authorized; and further, our management believes that the Common Stock Increase will provide us with greater flexibility with respect to acquiring potential real estate and other opportunities with common stock instead of, or in addition to, cash or preferred stock.  As of the date hereof, we have not signed any agreements to acquire any assets or businesses; and our sole business, as of the date hereof, is the operations support securities crowdfunding (“SCF”) activities. SCF in its simplest terms, is a global movement towards broadening the investor base in small businesses by lowering accreditation standards of investors and changing the rules around the marketing of investment opportunities.

Our authorized but unissued common stock, and our authorized but unissued preferred stock, may be issued at the direction of our board of directors at such times, in such amounts and upon such terms as our board of directors may determine, without further approval of our stockholders unless, in any instance, such approval is expressly required by law. The Common Stock Increase and the Preferred Stock Increase will provide us with the ability to issue such additional shares of common stock and/or preferred stock for a variety of corporate purposes, including debt or equity capital raising transactions, acquisitions or other business development efforts, or other proper corporate purposes. Our board of directors will review and evaluate potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our company and our stockholders. The resulting increase in the number of authorized common shares and preferred shares as a result of the Common Stock Increase and the Preferred stock Increase, may affect the rights of existing holders of common shares to the extent that future issuances of common shares and/or preferred shares reduces each existing stockholder’s proportionate ownership and voting rights in our company. In addition, possible dilution caused by future issuances of common shares and/or preferred shares could be accompanied by a decline in the market price of our shares, assuming a market for our common stock exists, of which there is no assurance.

The additional common stock and preferred stock that will be available for issuance following the effective date of the Authorized Shares Amendment could have material anti-takeover consequences, including the ability of our board of directors to issue additional common shares and/or preferred shares without additional stockholder approval because such unissued stock could be issued by our board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further stockholder approval, our board of directors could strategically sell common shares and/or preferred shares in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights under our Articles of Incorporation, the rights of existing stockholders may (depending on the particular circumstances in which the additional shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of our company. In proposing the Authorized Shares Amendment, our board of directors was not motivated by the threat of any attempt to accumulate shares or otherwise gain further control of our company. However, stockholders should nevertheless be aware that approval of the Authorized Shares Amendment could facilitate our efforts to deter or prevent changes of control in the future.

There are currently no agreements, arrangements, or understandings for the issuance of the additional shares of common stock or preferred stock.  Our board of directors does not intend to issue any additional common shares or preferred shares except on terms that it deems to be in the best interest of our company and our stockholders. It is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our business will materially change as a result of the Authorized Shares Amendment.

How the Authorized Shares Amendment will be enacted

The Authorized Shares Amendment will be effected by the filing of the Authorized Shares Amendment with the Secretary of State of Nevada. The Effective Date of [●], 2016 is 20 days after this information statement was first mailed to our stockholders. The Common Stock Increase and the Preferred Stock Increase will occur on the Effective Date without any further action on the part of our stockholders.

PROPOSED FORWARD SPLIT OF OUR COMMON STOCK

The Majority Stockholder Consent authorizes us to forward split our 22,564,000 issued and outstanding common shares anywhere from two-for-one to five-for-one, as decided by our Board of Directors.  It is anticipated that the decision as to the amount of the forward split—which could be delayed or abandoned, as decided by the Board—will be made shortly after the Common Stock Increase is filed with the Secretary of State of Nevada.  The decision as to whether or not to delay or abandon the forward split, and the decision as to how much to forward split our common shares, will be based upon some or all of the following factors: (1) the price of the common stock—as of the date of this information statement, we believe that there has been only one trade in our common stock, which took place in May, 2016, at a price of $.42;  and at that low price the forward split might be delayed or abandoned; (2) the status of any proposed acquisitions of real estate properties, and the number of shares that would be issued to the seller of the properties, if the seller agrees to accept shares of our stock as part of or in full payment of the purchase price; as of the date hereof, there are no pending transactions; and (3) if we decide to raise capital by offering our shares, the price that management believes will be the most beneficial for the Company; at this time, there are no plans to raise capital through the sale of our shares, either privately or publicly. There are currently 2,564,000 shares held by nonaffiliates of the Company; and the principal reason for the possible forward split will be to increase the number of tradable shares, which management believes will facilitate trading in the common shares, if and when trading commences.

If and when our common shares are forward split, and assuming that no shares have been issued in addition to the 22,564,000 shares that are currently issued and outstanding, the number of common shares that would then be issued and outstanding are as follows:

Two-for-one: 45,128,000

Three-for-one: 67,692,000

Four-for-one: 90,256,000

Five-for-one: 112,820,000

The Common Stock Increase will be filed with the State of Nevada before the forward split is completed.  Shareholders will not have to turn in their existing stock certificates to receive the forward split shares.  Instead, on the payment date, our stock transfer agent will mail (or credit to your account if the shares are in street name) the additional shares to which shareholders are entitled as a result of the forward split.  For example, if a shareholder owns 1,000 shares and the Board elects to forward split the shares three-for-one, on the payment date our stock transfer agent will mail that shareholder a stock certificate for an additional 2,000 shares.

Note: The Board has not definitely decided to forward split our shares; the Majority Stockholder Consent only gives the Board the authority to determine if there should be a forward split, and if so, the amount of the forward split.  Moreover, no date has been set for the date as of which persons who are shareholders will be entitled to receive the forward split shares (the “record date”).  The record date will be set by the Board if and when the Board elects to forward split our common shares.

PRINCIPAL STOCKHOLDERS

At October 31, 2016, we had 22,564,000 shares of our common stock our issued and outstanding which represents the sole class of our voting securities. The following table contains information regarding record ownership of our common stock as of October 31, 2016 held by:

●	persons who own beneficially more than 5% of the outstanding common stock,

●	our directors,

●	named executive officers, and

●	all of our directors and officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from October 31, 2016, upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is at 3901 Main Street, 605A, Flushing, New York, 11354, which is also the office of Ms. Yingshuan Wang, our CFO and a director.

	Common Stock
Name and Address of Beneficial Owner	Shares	%
Qingxi Meng	9,560,000	53.8%
Yingchuan (“Shelley”) Wang	8,000,000	35.5%

All officers and directors as a group (two persons)	17,560, 000	77.8%

Mr. Meng and Ms. Wang are not related to each other.

RELATED PARTY TRANSACTIONS

The proposed new director and officer has no material plan, contract or arrangement (written or not written) to which a proposed new director or officer is a party, or in which he participates, that is entered into, or a material amendment, in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

We lease our principal executive offices, at no cost, from Eagle Advance USA Corp., a company controlled by Ms. Wang.

CORPORATE GOVERNANCE

Board of directors

Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his or her successor is elected and qualified. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the stockholders.

Director qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills of the members of our board of directors.

Mr. Meng, age 26, attended Queens College in New York from 2010-2014, majoring in accounting. From 2012-2014, he served as a Project Manager at MLA Technology Group, a private company located in Manhattan, New York which is engaged in the identifying business opportunities in the U.S. for Chinese clients. While at MLA Technology, he assisted with developing US-China networking platforms. He became the CEO of the Purchaser when it was incorporated in April, 2016. Upon becoming the Company’s sole officer and director, the Designee intends to use his efforts to have the Company acquire a particular parcel of land in Upstate New York, and to then develop the parcel for commercial purposes. As of the date hereof, neither the Purchaser nor the Designee has entered into any agreement to acquire the particular parcel of land; and no assurance can be given that the Company will acquire the parcel.

Ms. Wang, age 48, has been Managing Partner of Eagle Capital USA LLC, a licensed commercial mortgage broker in the State of New York, for more than the past two years.  Since June, 2010, she has been manager of Eagle Advance USA, Inc., which is engaged in the international cultural exchange business.  Ms. Wang has not been convicted in a criminal proceeding, and has not been a party to any civil proceeding by a judicial or administrative body of competent jurisdiction.

As previously reported, Ms. Wang owns 8,000,000 common shares of the Registrant, representing approximately 35.5% of the Registrant’s 22,564,000 issued and outstanding shares.

Ms. Wang has no material plan, contract or arrangement (written or not written) to which she is a party, or in which she participates, that is entered into, or a material amendment, in connection with the triggering event or any grant or award to her, or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Board leadership structure and Board’s role in risk oversight

The board of directors is comprised of members of our management and we do not have any independent directors. Given the early stage of our company, our Board believes the current leadership structure is appropriate for our company. As our company grows, we expect to expand our board of directors through the appointment of independent directors.  Management is responsible for the day-to-day management of the Company, and has responsibility for the oversight of the Company in their dual roles as officers and directors.

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”)

Dodd-Frank requires public companies to provide stockholders with an advisory vote on compensation of the most highly compensated executives, which are sometimes referred to as “say on pay,” as well as an advisory vote on how often the company will present say on pay votes to its stockholders.  As of the date of this information statement, neither of our officers and directors receives remuneration from the company for their services.

Committees of the board of directors; stockholder nominations; audit committee financial expert

We have not established any committees comprised of members of our board of directors, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing similar functions. The functions of those committees are being undertaken by our board of directors as a whole.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given the early stage of our business, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, both current members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

Neither of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

●	understands generally accepted accounting principles and financial statements;

●	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

●	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

●	understands internal controls over financial reporting; and

●	understands audit committee functions.

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

Code of Ethics and Conduct

Because we are a relatively unseasoned company, we have not yet adopted a Code of Ethics and Conduct which would apply to our board of directors, our executive officers and our employees. As and when we become more seasoned, we will adopt a Code of Ethics and Conduct to outline the broad principles of ethical business conduct, covering subject areas such as:

●	conflicts of interest;

●	corporate opportunities;

●	public disclosure reporting;

●	confidentiality;

●	protection of company assets;

●	health and safety;

●	conflicts of interest; and

●	compliance with applicable laws.

When adopted, shareholders will be informed, and a copy of our Code of Ethics and Conduct will then be available without charge, to any person desiring a copy, by written request to us at our principal office.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and persons holding greater than 10% of our outstanding stock have filed the required reports in a timely manner during 2016.

DIRECTOR COMPENSATION

Our directors do not receive compensation for their services as directors.

EXECUTIVE COMPENSATION

The following table summarizes all compensation received in the past two years by our principal executive officer.

No other executive officer who was serving as such at December 31, 2015 received any remuneration.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	No equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Douglas Brackin, CEO	2015	—	—	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—	—

How the executive’s compensation is determined

Mr. Brackin resigned as CEO on June 1, 2016, as part of the change of control.  Our two current officers do not presently receive cash compensation for their services to us. The amount of compensation we may pay to Mr. Meng and/or Ms. Wang, if any, from time to time is in the discretion of the Board of Directors of which they are currently the only two members.

Outstanding equity awards at fiscal year-end

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2015:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)

Douglas Brackin, CEO	—	—	—	—	—	—	—	—	—

DISSENTER’S RIGHTS

Under Nevada law there are no dissenter’s rights available to our stockholders in connection with the any of the actions approved in the Majority Stockholder Consent.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

As of the date of this information statement, we had not received notice of any stockholder proposals for the 2016 annual meeting, and proposals received subsequent to the date of this information statement will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy or information statement for the 2017 annual meeting, our Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

AAA Century Group USA, Inc.

Attention: Corporate Secretary

3901 Main Street, 605A

Flushing NY  11354

Facsimile: (718) 371-1966

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy or information statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2017 annual meeting must be received by us at our principal executive office no later than March 31, 2017 in order to be eligible for inclusion in our 2017 proxy or information statement relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

You may propose director candidates for consideration by the Board. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy or information statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of AAA Century Group USA, Inc. at our principal executive offices at the address above, within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2015 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2015 10-K by writing to us at the above address, Attention: Corporate Secretary.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy and information statements with respect to two or more stockholders sharing the same address by delivering a single proxy or information statement addressed to those stockholders. This process, which is commonly referred to as “householding” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy or information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you currently receive multiple proxy or information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to AAA Century Group USA, Inc., 3901 Main Street, #605A, Flushing NY  11354, or by faxing a communication to Fax718-321-8009.

WHERE YOU CAN FIND MORE INFORMATION

This information statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this information statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, 3901 Main Street, #605A, Flushing, NY  11354.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS:

Flushing, NY	/s/ Qingxi Meng
[●], 2016	Qingxi Meng,
Chief Executive Officer

Appendix A

AMENDED AND RESTATED

ARTICLES of INCORPORATION

of

AAA CENTURY GROUP USA, INC.

formerly

CROWD SHARES AFTERMARKET, INC.

I, Qingxi Meng, Chief Executive Officer of AAA Century Group USA, Inc., formerly known as Crowd Shares Aftermarket, Inc., a Nevada corporation (the “Corporation”), do hereby certify that (a) the Board of Directors of the Corporation, by unanimous consent dated September 20, 2016 adopted resolutions subject to stockholder approval to amend and restate the Articles of Incorporation of the Corporation, as amended, in Amended and Restated Articles of Incorporation pursuant to Sections 78.385, 78.390, and 78.403 of the Nevada Revised Statutes; (b) the Amended and Restated Articles of Incorporation were duly and properly adopted in accordance with Section 78.320 of the Nevada Revised Statutes, by written consent of shareholders owning 17,560,000 of the Corporation’s 22,564,000 issued and outstanding common shares (77.8%); and (c) set forth below is the text of the Amended and Restated Articles of Incorporation of the Corporation, as amended to the date of this Certificate:

ARTICLE I

NAME

The name of the Corporation is: AAA CENTURY GROUP USA, Inc.

ARTICLE II

REGISTERED AGENT

The principal office in the State of Nevada is located at 2520 St Rose Parkway, Suite 319, Henderson, Nevada 89074. The name and address of its registered agent at that address is United Corporate Services, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Chapter 78 of the Nevada Revised Statutes (together with any successor statutes (“NRS”). In addition to the powers and privileges conferred upon the corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE IV

CAPITAL STOCK

Section 1.

Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is five hundred fifty million (550,000,000) shares consisting of two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is five hundred million (500,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is fifty million (50,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights of the Preferred Stock and the qualifications, limitations, or restrictions relating thereto, shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article IV.

Section 2.

Common Stock.

(a)

Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the "Articles") or the Nevada Revised Statues, as the same may be amended and supplemented (hereinafter, the "NRS"), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

(b)

Voting Rights. Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

(c)

Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation's assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation's assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d)

No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

(e)

Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Section 3.

Preferred Stock.

(a)

Designation. The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the designation of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

(b)

Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued, shall be prepared and signed by an officer of the corporation and filed in the manner prescribed by the NRS.

Section 4.

Non-Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

ARTICLE V

DIRECTORS AND OFFICERS

Section 1.

Number of Directors. The board of directors shall consist of at least one (1) individual and not more than thirteen (13) individuals. The number of directors may be changed from time to time in such manner as shall be provided in the by-laws of the Corporation. Subject to any requirements in the NRS, the board of directors of the Corporation shall be elected in such manner as shall be provided in the by-laws of the Corporation.

Section 2.

Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

Section 3.

Indemnification. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt by-laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

Section 4.

Repeal and Conflicts. Any repeal or modification of Sections 2 or 3 above approved by the stockholders of the Corporation, shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 2 or 3 above and any other Article of the Articles, the terms and provisions of Sections 2 or 3 above shall control.

ARTICLE VI

COMBINATIONS WITH INTERESTED STOCKHOLDERS

At such time, if any, as the Corporation becomes a "resident domestic corporation", as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute.

ARTICLE VII

BYLAWS

The board of directors is expressly granted the exclusive power to make, amend, alter or repeal the by-laws of the Corporation pursuant to NRS 78.120.

ARTICLE VIII

AMENDMENTS

Section 1.

The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these articles of incorporation (including any Preferred Stock designation), and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by these articles of incorporation and the NRS; and, except as set forth in Article VII and this Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to these articles of incorporation in its present form or as hereafter amended are granted subject to the foregoing right.

Section 2.

Any vote provided for in this Article VIII may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Common Stock entitled to vote thereon were present and voted.

These Amended and Restated Articles of Incorporation have been approved by the requisite majority vote of the stockholders of the Corporation.

IN WITNESS WHEREOF, Crowd Shares Aftermarket, Inc., now known as AAA Century Group USA, Inc., has caused its Chief Executive Officer to execute these Amended and Restated Articles of Incorporation on this ____ day of _____________, 2016.

______________________________

Qingxi Meng, Chief Executive Officer

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